FARO Announces Two New Appointments to Board of Directors

LAKE MARY, FL, July 28, 2021 - FARO® (Nasdaq: FARO), a global leader of 3D measurement, imaging and realization solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics markets, today announced the appointment of Moonhie Chin and Alex Davern to its Board of Directors.

Appointment of Moonhie Chin

Ms. Chin has held numerous senior executive leadership positions at Autodesk, Inc and concluded her 30-year tenure as Autodesk’s Senior Vice President of Digital Platform and Experience.

“Moonhie’s background in building and supporting online digital offerings in the AEC market adds valuable expertise to FARO’s Board as the company invests in its cloud-based 3D software platform,” commented John Donofrio, Chairman of FARO’s Board of Directors.

“I’m excited to have this opportunity to join FARO’s Board and to work with the management team as the company continues its transformation into a leading provider of innovative 3D hardware-software solutions, empowering its customers to achieve new possibilities" said Ms. Chin.

Appointment of Alex Davern
Mr. Davern has more than 25 years of senior executive leadership experience at National Instruments, including serving as that company’s Chief Executive Officer and Chief Financial Officer.

“Alex’s experience leading and growing a successful operation which offers customers both hardware and software products will be invaluable as FARO continues to leverage software offerings to enable long-term differentiation of its combined hardware-software solutions,” continued Donofrio.

“FARO is exceptionally well positioned to leverage its long-term strength in hardware with its growing software capabilities,” said Mr. Davern. “I’m excited by the opportunity to join the Board and work together with the management team on making the company’s vision a reality.”

“I’m excited by the new talent we’ve been able to attract to the FARO Board of Directors,” concluded Mr. Donofrio. “Moonhie and Alex bring a wealth of relevant experience to our Board as the Company continues its transformation.”

These appointments are effective October 1, 2021. Ms. Chin will be included in the Company's slate of nominees for election to the Board of Directors at FARO’s 2022 annual stockholders meeting and Mr. Davern will be included in the slate of nominees for election to the Board of Directors at FARO’s 2023 annual stockholders meeting.

About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about FARO’s investments in its cloud-based 3D software platform and transition to providing combined hardware-software solutions. Such forward-looking statements may be identified by the use of the following words (among others): "believes," "expects," "may," "will," "plan," "should" or "anticipates," or comparable words and their negatives. These forward-looking statements are not guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from the expectations contained in these statements. For a discussion of such risks and uncertainties, please see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on February 17, 2021. FARO assumes no obligation to update any forward-looking statements contained in this press release in the event of changing circumstances or otherwise, and such statements are current only as of the date they are made.

Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@Faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@Faro.com